UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

JMG EXPLORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)

2200, 500–4th Avenue S.W.

Calgary, Alberta Canada T2P 2V6

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 537-3250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 30, 2007, JMG completed the first closing of the previously announced sale of its oil and gas assets in North Dakota where it has been targeting the Bakken zone, for consideration of $5,078,500, subject to adjustment, to Samson Resources Company pursuant to a Purchase and Sale Agreement effective as of December 20, 2006, among JMG, JED Oil (USA) Inc. and Samson. The sales exclude the North Dakota lands where JMG has been developing its Midale play.

Item 5.02    Departure of Directors or Principles Officers; Election of Directors; Appointment of Principal Officers.

Effective January 31, 2007, Justin W. Yorke has been appointed to the Board of Directors to fill the unexpired term created by the resignation of Donald P. Wells. Mr. Yorke has agreed to become Chairman of the Audit Committee and be the designated financial expert, as well as serving on the Governance, Compensation and Strategic Alternatives Committees of the Board. Since the Company’s announcement in December that it was reviewing strategic alternatives to enhance shareholder value, Mr. Yorke as been consulting to JMG to analyze proposals and offers.

Justin W. Yorke has over 10 years experience as an institutional equity fund manager and senior financial analyst for investment funds and investment banks. He is currently a director of JED Oil Inc. and is also a Director at Dunes Advisors, which assists international and domestic middle market companies in private equity fund raising and joint venture partnerships with Asian strategic investors. Until December 2001, Mr. Yorke was a partner at Asiatic Investment Management, which specialized in public and private investments in South Korea. From May 1998 to June 2000, Mr. Yorke was a Fund Manager and Senior Financial Analyst, based in Hong Kong, for Darier Henstch, S.A., a private Swiss bank, where he managed their $400 million Asian investment portfolio. From July 1996 to March 1998, Mr. Yorke was an Assistant Director and Senior Financial Analyst with Peregrine Asset Management, which was a unit of Peregrine Securities, a regional Asian investment bank. From August 1992 to March 1995, Mr. Yorke was a Vice President and Senior Financial Analyst with Unifund Global Ltd., a private Swiss Bank, as a manager of its $150 million Asian investment portfolio.

Mr. Wells remains the Company’s Chief Financial Officer and has also been named Vice-President Finance and Treasurer of the Company. He resigned as a director of the Company because as an officer he can no longer serve as Chairman of the Audit Committee and the Board’s designated financial expert.

The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description

2.1	Purchase and Sale Agreement between JED Oil (USA) Inc., JMG Exploration, Inc. and Samson Resources Company
99.1	Press Release dated February 2, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)

Dated: February 5, 2007	By: /s/ Marcia Johnston Name: Marcia Johnston Title: General Counsel